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                                  Exhibit 23.1

  Consent of Independent Public Accountants
  -----------------------------------------

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of United Meridian Corporation (the "Company") on Form S-3 of our report dated February 20, 1997, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

  /s/ Arthur Andersen LLP

  Houston, Texas
  May 29, 1997